SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   ----------

                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): April 8, 2004

                               Optimal Group Inc.
             (Exact Name of Registrant as Specified in its Charter)

                                     Canada
                 (State or Other Jurisdiction of Incorporation)

               0-28572                                   98-0160833
       (Commission File Number)              (IRS Employer Identification No.)

         4700 de la Savane, Suite 101, Montreal, Quebec, Canada H4P 1T7
          (Address of Principal Executive Offices, Including Zip Code)

                                 (514) 738-8885
              (Registrant's Telephone Number, Including Area Code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

      On April 8, 2004, Optimal Group Inc. (formerly Optimal Robotics Corp.; the "Registrant") completed the sale of its U-Scan self-checkout business to Fujitsu Transactions Solutions Inc. ("Fujitsu") for US$35 million plus the assumption of liabilities pursuant to an asset purchase agreement dated April 4, 2004 among the Registrant, Optimal Robotics Inc., a wholly owned subsidiary of the Registrant, and Fujitsu. The sale of the U-Scan self-checkout business to Fujitsu was approved by the shareholders of the Registrant at its April 6, 2004 annual and special meeting of shareholders.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)   Financial Statements

      The financial statements required by this Item 7 are included in this Current Report on Form 8-K. The financial statements filed herewith are the unaudited pro forma consolidated financial statements of the Registrant for the year ended December 31, 2003, comprised of:

      (i) Unaudited Pro Forma Consolidated Balance Sheet of the Registrant as at December 31, 2003;

      (ii) Unaudited Pro Forma Consolidated Statement of Operations of the Registrant for the year ended December 31, 2003; and

      (iii) Notes to Pro Forma Consolidated Financial Statements.

                                   SIGNATURES:

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2004                   Optimal Group Inc.
                                        (Registrant)


                                        By: Holden L. Ostrin
                                            --------------------------
                                            Holden L. Ostrin
                                            Co-Chairman

Pro Forma Consolidated Financial Statements (Giving effect to the U-Scan Sale) (Unaudited)

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)

Year ended December 31, 2003
(expressed in US dollars)

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Pro Forma Consolidated Financial Statements (Giving effect to the U-Scan Sale) (Unaudited)

Year ended December 31, 2003
(expressed in US dollars)

Financial Statements

      Pro Forma Consolidated Balance Sheet ..................................  1

      Pro Forma Consolidated Statement of Operations ........................  2

      Notes to Pro Forma Consolidated Financial Statements ..................  3

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Pro Forma Consolidated Balance Sheet (Giving effect to the U-Scan Sale) (Unaudited)

December 31, 2003
(expressed in US dollars)

==========================================================================================================
                                                    Optimal           Disposal of                Pro Forma
                                                 Group Inc.       U-Scan business             consolidated
----------------------------------------------------------------------------------------------------------
                                                                     (notes 2 (b)
                                                                            and 3)
Assets

Current assets:
     Cash and cash equivalents                $   4,211,964         $  35,000,000            $  39,211,964
     Short-term investments                      74,301,582                    --               74,301,582
     Accounts receivable                         11,082,962            (6,311,671)               4,771,291
     Income taxes receivable                        546,130                    --                  546,130
     Tax credits receivable                         376,000                    --                  376,000
     Inventories                                 22,938,125           (18,722,431)               4,215,694
     Future income taxes                            331,829                    --                  331,829
     Prepaid expenses and deposits                1,075,691              (290,651)                 785,040
     -----------------------------------------------------------------------------------------------------
                                                114,864,283             9,675,247              124,539,530

Property and equipment                            6,290,188            (4,358,857)               1,931,331
Goodwill and other intangible assets             12,109,838            (1,592,422)              10,517,416
Future income taxes                               2,278,016                    --                2,278,016

----------------------------------------------------------------------------------------------------------
                                              $ 135,542,325         $   3,723,968            $ 139,266,293
==========================================================================================================

Liabilities and Shareholders' Equity

Current liabilities:
     Bank indebtedness                        $  10,726,076         $          --            $  10,726,076
     Accounts payable and
       accrued liabilities                        8,400,100            (3,159,001)               5,241,099
     Deferred revenue                             2,860,122            (1,557,976)               1,302,146
     Future income taxes                            133,806             2,800,000(f)             2,933,806
     -----------------------------------------------------------------------------------------------------
                                                 22,120,104            (1,916,977)              20,203,127

Future income taxes                                 129,583                    --                  129,583

Shareholders' equity:
     Share capital                              122,102,244                    --              122,102,244
     Additional paid-in capital                       5,282                    --                    5,282
     Deficit                                     (7,330,417)            5,640,945               (1,689,472)
     Cumulative translation adjustment           (1,484,471)                   --               (1,484,471)
     -----------------------------------------------------------------------------------------------------
                                                113,292,638             5,640,945              118,933,583

----------------------------------------------------------------------------------------------------------
                                              $ 135,542,325         $   3,723,968            $ 139,266,293
==========================================================================================================

See accompanying notes to unaudited pro forma consolidated financial statements.

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Pro Forma Consolidated Statement of Operations (Giving effect to the U-Scan
Sale)(Unaudited)

Year ended December 31, 2003
(expressed in US dollars)

===================================================================================================================================
                                             Optimal                             Pro Forma           Disposal of          Pro Forma
                                          Group Inc.           RBA Inc.        adjustments       U-Scan business       Consolidated
-----------------------------------------------------------------------------------------------------------------------------------
                                         (12 months)         (9 months)           (note 3)          (note 3 (e))
Revenues                                $ 67,187,900       $ 22,135,685       $         --          $(55,459,418)      $ 33,864,167

Cost of sales                             45,421,729         18,494,155             40,703(a)        (37,494,209)        26,462,378

-----------------------------------------------------------------------------------------------------------------------------------
Gross margin                              21,766,171          3,641,530            (40,703)          (17,965,209)         7,401,789

Expenses (income):
     Selling, general and
       administrative                     25,905,607          1,822,658            238,388(b)        (16,862,682)        11,103,971
     Amortization                          3,065,411            838,707            566,620(c)         (2,160,064)         2,310,674
     Operating lease                       1,970,834            798,013                 --            (1,137,392)         1,631,455
     Research and
       development                           795,390                 --                 --              (795,390)                --
     Restructuring                           747,919                 --                 --              (415,414)           332,505
     Interest (income) expense              (980,103)           424,668                 --                (1,753)          (557,188)
     Foreign exchange                        332,505                 --                 --               (76,590)           255,915
     ------------------------------------------------------------------------------------------------------------------------------
                                          31,837,563          3,884,046            805,008           (21,449,285)        15,077,332

-----------------------------------------------------------------------------------------------------------------------------------
Loss before income taxes                 (10,071,392)          (242,516)          (845,711)           (3,484,076)        (7,675,543)

Income tax recovery                       (3,903,000)                --           (279,000)(d)        (1,350,000)        (2,832,000)

-----------------------------------------------------------------------------------------------------------------------------------
Net loss                                $ (6,168,392)      $   (242,516)      $   (566,711)         $ (2,134,076)      $ (4,843,543)
===================================================================================================================================

Loss per share:
     Basic                              $      (0.41)                                                                  $      (0.32)
     Diluted                                   (0.41)                                                                         (0.32)

===================================================================================================================================

Weighted average number of shares:
     Basic                                14,936,235                                                                     14,936,235
     Effect of dilutive
       stock options                             576                                                                            576

-----------------------------------------------------------------------------------------------------------------------------------
     Diluted                              14,936,811                                                                     14,936,811
===================================================================================================================================

See accompanying notes to unaudited pro forma consolidated financial statements.

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Notes to Pro Forma Consolidated Financial Statements (Giving effect to the U-Scan Sale)(Unaudited)

Year ended December 31, 2003
(expressed in US dollars)

================================================================================

1.    Basis of Presentation:

      The pro forma consolidated statement of operations (the "Statement") gives effect to (a) the sale to Fujitsu Transaction Solutions Inc. ("Fujitsu") of Optimal Group Inc.'s (formerly Optimal Robotics Corp.) (the "Company" or "Optimal") U-Scan self-checkout business on April 6, 2004 and (b) the business acquisition of RBA Inc. ("RBA") completed on September 30, 2003 by Optimal. The pro forma consolidated balance sheet gives effect to the sale of the Company's U-Scan self-checkout business to Fujitsu. As at December 31, 2003, the balance sheet of Optimal already consolidates the financial position of RBA. The Statement has been prepared by management in accordance with Canadian generally accepted accounting principles.

      The pro forma consolidated financial statements as at and for the year ended December 31, 2003 are based on the audited consolidated financial statements of Optimal for the year ended December 31, 2003 (which already include the results of operations of RBA since its acquisition on September 30, 2003), as well as the unaudited financial statements of RBA for the nine-month period ended September 30, 2003. The pro forma consolidated statement of operations for the year ended December 31, 2003 gives effect to the business acquisition of RBA and the disposal of the U-Scan self-checkout business as if both transactions had taken place on January 1, 2003. The pro forma consolidated balance sheet gives effect to the disposal of the U-Scan self-checkout business as if the transaction had taken place as at December 31, 2003.

      The functional currency of RBA is the Canadian dollar. The statement of operations of RBA for the nine-month period ended September 30, 2003 has been converted into US dollars at the average exchange rate for the period which was - CA$1 = US$0.6999.

      The pro forma consolidated statement of operations is not necessarily indicative of the results of operations that would have been realized for the period presented, nor do they purport to project the Company's results of operations for any future periods. The statement of operations does not include the expected benefits and cost savings that may arise from the business acquisition.

      The pro forma consolidated financial statements should be read in conjunction with the consolidated financial statements of Optimal as at and for the year ended December 31, 2003.

2.    Business Acquisition and Disposal of U-Scan business:

      (a)   RBA Inc.

            On September 30, 2003, the Company acquired substantially all of the assets and the ongoing business of RBA, a company that provides hardware maintenance outsourcing services, including debit/credit card system maintenance and computer maintenance services, across Canada.

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Notes to Pro Forma Consolidated Financial Statements (Giving effect to the U-Scan Sale), Continued (Unaudited)

Year ended December 31, 2003
(expressed in US dollars)

================================================================================

2.    Business Acquisition and Disposal of U-Scan business (continued):

      (a)   RBA Inc. (continued)

            The net assets acquired for cash are approximately $6.0 million (CA$8.1 million), subject to the determination of certain post-closing adjustments, if any. The acquisition was accounted for by the Company using the purchase method and, accordingly, the results of operations of RBA have been consolidated with those of the Company from the date of acquisition.

            The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at date of acquisition. The Company is in the process of finalizing the valuation of the net assets acquired, including the determination of post-closing adjustments and the allocation to goodwill and other intangible assets; thus, the allocation of the purchase price is subject to final modifications.

            ====================================================================

            Assets acquired:
                 Accounts receivable                                $ 3,185,127
                 Inventories                                          2,222,135
                 Property and equipment                               1,766,800
                 Prepaid expenses and deposits                          289,004
                 Customer contracts and customer relationships        3,399,720
                 Tax-deductible goodwill                              3,783,350
                 ---------------------------------------------------------------
                                                                     14,646,136

            Liabilities assumed:
                 Accounts payable and accrued liabilities             4,156,473
                 Deferred revenue                                       697,454
                 Current portion of long-term debt                    2,384,182
                 Long-term debt                                       1,362,190
                 ---------------------------------------------------------------
                                                                      8,600,299

            --------------------------------------------------------------------
            Net assets acquired for cash                            $ 6,045,837
            ====================================================================

      (b)   Sale of U-Scan business

            Effective April 6, 2004, the Company sold its U-Scan self-checkout business to Fujitsu, including all related tangible assets, intellectual property rights, and obligations, for $35 million in cash. The purchase price is subject to adjustments at the date of closing based on the net assets at that date.

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Notes to Pro Forma Consolidated Financial Statements (Giving effect to the U-Scan Sale), Continued (Unaudited)

Year ended December 31, 2003
(expressed in US dollars)

================================================================================

2.    Business Acquisition and Disposal of U-Scan business (continued):

      (b)   Sale of U-Scan business (continued)

            The following table summarizes the book value of the assets and liabilities at December 31, 2003 relating to the business sold by the Company:

            ================================================================================
            Accounts receivable                                                 $  6,311,671
            Inventories                                                           18,722,431
            Prepaid expenses                                                         290,651
            Property and equipment                                                 4,358,857
            Intangible assets                                                      1,592,422
            Accounts payable accrued liabilities                                  (3,159,001)
            Deferred revenue                                                      (1,557,976)

            --------------------------------------------------------------------------------
            Net assets sold by the Company                                        26,559,055

            Proceeds from sale                                                    35,000,000

            --------------------------------------------------------------------------------
            Gain on sale of business, before estimated taxes of $2,800,000      $  8,440,945
            ================================================================================

            The proceeds from sale are net of a termination fee payable to NCR Corporation ("NCR") as a result of the termination of an agreement in principle entered into by the Company and NCR on February 16, 2004 relating to the sale of the U-Scan self-checkout business to NCR.

3.    Pro Forma Adjustments:

      The pro forma consolidated statement of operations does not include any benefits from anticipated synergies from the RBA acquisition and incorporates the following adjustments:

      (i)   To conform the accounting policies of RBA with those of the Company:

            (a) Represents costs capitalized by RBA that would be expensed by the Company.

            (b) Represents deferred charges in the accounts of RBA related to specific contracts with customers that would be expensed by the Company.

OPTIMAL GROUP INC.
(formerly Optimal Robotics Corp.)
Notes to Pro Forma Consolidated Financial Statements (Giving effect to the U-Scan Sale), Continued (Unaudited)

Year ended December 31, 2003
(expressed in US dollars)

================================================================================

3.    Pro Forma Adjustments (continued):

      (ii)  As a result of the acquisition of RBA:

            (c) Represents nine months of amortization of the customer contracts and customer relationships acquired as part of the RBA acquisition using the straight-line method over the estimated life of 72 months.

            (d) Represents future income taxes at a rate of 33% related to items recorded in (a) through (c) above.

      (iii) As a result of the agreement in principle to sell the U-Scan business:

            (e) Represents the estimated results of operations of the U-Scan business for the year ended December 31, 2003, excluding the net gain to be realized on the sale of the assets of this business.

            (f) Represents the tax effect on the gain on sale of the assets of the business.

4.    Canadian/US reporting differences:

      The pro forma consolidated financial statements of the Company are prepared in accordance with Canadian generally accepted accounting principles ("GAAP"), which conform, in all material respects, with those generally accepted in the United States.

5.    Subsequent event:

      Effective April 6, 2004, the Company completed a Combination Agreement with Terra Payments Inc. ("Terra"), a Canadian publicly-traded company that offers proprietary technology and services to businesses to accept credit card, electronic cheque and direct debit payments. Terra processes credit card payments for primarily non-face-to-face transactions, including mail-order/telephone order, licensed on-line gaming and other online merchants, as well as for retail point-of-sale merchants. Terra also processes cheques and direct debits online and by telephone.

      The agreement provides for a stock-for-stock merger in which 0.4532 of the Company's common shares will be exchanged for each share of Terra. The total purchase price will be approximately $64.6 million and, based on the assumption that there are no dissenting shareholders of Terra who would require payment in cash of the fair value of their shares, will be paid through the issuance of 7,241,327 common shares by the Company, the issuance of options and warrants in exchange for the outstanding options and warrants issued by Terra, and estimated transaction costs of the Company.